CONSENT OF ENRIQUE BAHAMON

     I hereby consent to the use of my name in the Registration Statement on Form S-4 of Fusion Networks Holdings, Inc. and any amendment thereto, as the same appears therein under the caption "Management" with respect to my becoming an officer and director of Fusion Networks Holdings, Inc.

October 29, 1999

                                               /s/ Enrique Bahamon
                                               --------------------------------
                                                   Enrique Bahamon